INDUSTRIAL LEASE RENEWAL AGREEMENT (ADDENDUM 2)
THIS ADDENDUM to the original lease agreement is made and entered this date July 7, 2025, by and between CORPORATE EQUITY, LLC (hereinafter “Landlord”) and RED CAT HOLDINGS, INC (TEAL DRONES, INC). (Hereinafter “Tenant”).
The aforementioned lease agreement is hereby amended as follows:
1)PREMISES – Suite #2, #3, #4 and the office space of Suite #5
a)Description. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the space known as Suite(s) #2, #3, #4 and the office space of Suite #5 all located in the same complex in the City of South Salt Lake, County of Salt Lake, Utah, within the complex commonly known as the BlockYard. The improved flex space totaling 33,006 square feet with an additional 4,302 square feet of furnished office space located at 2800 South West Temple, Salt Lake City, Utah 84115. The Premises includes the underlying realty and the improvements or so much thereof as Tenant is entitled to occupy or use under this Lease.
2)TERM – Term shall be 36 months commencing July 1, 2025, and ending June 30, 2028 unless terminated sooner pursuant to the lease.
3)RENT – The “Base Rent”, “Tenants Proportionate Share of Basic Costs” and “Yearly Rate Increases” shall be at the same rate and terms per square foot as outlined in the original lease.
a)Rent:
(i)The “Base Rent” per square foot for suites 2, 3 & 4 flex space (33,006 sqft) is $1.13 with suite 5 furnished office space (4302 sqft) at the rate of $2.15 per square foot, with an annual escalation rate of 2% as outlined in the original lease. “Tenants Proportionate Share of Basic Costs” shall remain under the same price per square foot as outlined in the original lease agreement.
(ii)Landlord hereby agrees to abate the base rent and proportion of shared expenses for Suite 4 & 5 for the month of July and August 2025.
4)SECURITY DEPOSIT:
a)Security Deposit. The original $22,000 security deposit for Suite 2 & 3 shall be retained by the Landlord and remain in effect with an additional deposit equal to the first month’s rent for Suite 4 & 5 ($21,680.00) due upon execution of this Extension Addendum for the full and faithful performance by the Tenant of all the terms of this lease required to be performed by the Tenant.
5)Financing. The Tenant will provide the financing for the improvements being made to Suite 4 and Suite 5.
6)Occupancy
a)Tenant may occupy Suite 4 & 5 upon receipt of the security deposit and upon the clearing of all material and equipment currently being stored in the space.

SMRH:4929-6546-7256.1	-1-

Landlord:                        Tenant:
Corporate Equity, LLC                Teal Drones, Inc

By:    /s/ Chad Riches 7/9/2025        By:    /s/ Chris Ericson 7/8/2025
         Chad Riches, Member Manager         Chris Ericson, CFO Red Cat Holding

SMRH:4929-6546-7256.1	-2-